                                                                      EXHIBIT 12

                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES

           Statements of Adjusted Ratio of Earnings to Fixed Charges
                                ($ in millions)



                                                                           Twelve Months
                                                                        Ended September 30,
                                                                    ----------------------------

                                                                       1995              1994
                                                                       ----              ----
Consolidated Income (Loss) from Continuing Operations
 before Income Taxes and Cumulative Effect of Accounting
 Change . . . . . . . . . . . . . . . . . . . . . . . . . . .         400.5             410.5

Adjustments:
  Interest during construction  . . . . . . . . . . . . . . .          (5.4)             (3.0)
  Distributed (Undistributed) equity income . . . . . . . . .          (9.4)             (1.4)
  Fixed charges, excluding interest not recorded  . . . . . .          22.5              20.5
                                                                    ---------        ---------
    Earnings Available  . . . . . . . . . . . . . . . . . . .         408.2             426.6
                                                                    ---------        ---------

Fixed Charges:
  Interest on long-term and short-term debt . . . . . . . . .           0.4               0.7
  Interest not recorded *,**. . . . . . . . . . . . . . . . .         269.8             230.5
  Other interest  . . . . . . . . . . . . . . . . . . . . . .          22.1              19.8
                                                                   ----------        ---------
    Total Fixed Charges before Adjustments. . . . . . . . . .         292.3             251.0
                                                                   ----------        ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . . . . . . . . . . .             -                 -
                                                                   ----------       ----------
    Total Fixed Charges . . . . . . . . . . . . . . . . . . .         292.3             251.0
                                                                   ----------       ----------

Ratio of Earnings Before Taxes to Fixed Charges . . . . . . .          1.40              1.70
                                                                     ========         ========

                                                                                               Twelve Months
                                                                                            Ended December  31,
                                                                 -------------------------------------------------------------------

                                                                          1994             1993             1992             1991
                                                                          ----             ----             ----             ----
Consolidated Income (Loss) from Continuing Operations
 before Income Taxes and Cumulative Effect of Accounting
 Change . . . . . . . . . . . . . . . . . . . . . . . . . . .            392.2            288.1            161.4         (1,205.8)

Adjustments:
  Interest during construction  . . . . . . . . . . . . . . .             (4.1)            (3.1)            (4.0)            (3.4)
  Distributed (Undistributed) equity income . . . . . . . . .             (0.9)            (0.1)            (0.1)            (2.4)
  Fixed charges, excluding interest not recorded  . . . . . .             14.8            101.5             13.7            139.9
                                                                      ---------         --------        ---------        ---------
    Earnings Available  . . . . . . . . . . . . . . . . . . .            402.0            386.4            171.0         (1,071.7)
                                                                      ---------         --------        ---------        ---------

Fixed Charges:
  Interest on long-term and short-term debt . . . . . . . . .              0.7              3.1              4.9            112.4
  Interest not recorded *,**. . . . . . . . . . . . . . . . .            238.2            218.7            213.1            101.5
  Other interest  . . . . . . . . . . . . . . . . . . . . . .             14.1             98.4              8.8             27.6
                                                                     ----------         --------        ---------        ---------
    Total Fixed Charges before Adjustments. . . . . . . . . .            253.0            320.2            226.8            241.5
                                                                     ----------         --------        ---------        ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . . . . . . . . . . .                -                -                -             (0.1)
                                                                      ---------         --------        ---------        ---------
    Total Fixed Charges . . . . . . . . . . . . . . . . . . .            253.0            320.2            226.8            241.4
                                                                      ---------         --------        ---------        ---------

Ratio of Earnings Before Taxes to Fixed Charges . . . . . . .             1.59             1.21            N/A(a)           N/A(a)
                                                                      =========         ========          =======        =========

                                                                       Twelve Months
                                                                     Ended December  31,
                                                                     -------------------

                                                                           1990
                                                                           ----
Consolidated Income (Loss) from Continuing Operations
 before Income Taxes and Cumulative Effect of Accounting
 Change . . . . . . . . . . . . . . . . . . . . . . . . . . .             162.6

Adjustments:
  Interest during construction  . . . . . . . . . . . . . . .             (10.0)
  Distributed (Undistributed) equity income . . . . . . . . .               2.9
  Fixed charges, excluding interest not recorded  . . . . . .             182.5
                                                                       ---------
    Earnings Available  . . . . . . . . . . . . . . . . . . .             338.0
                                                                       ---------

Fixed Charges:
  Interest on long-term and short-term debt . . . . . . . . .             170.6
  Interest not recorded *,**. . . . . . . . . . . . . . . . .                 -
  Other interest  . . . . . . . . . . . . . . . . . . . . . .              10.5
                                                                       ---------
    Total Fixed Charges before Adjustments. . . . . . . . . .             181.1
                                                                       ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . . . . . . . . . . .               1.4
                                                                       ---------
    Total Fixed Charges . . . . . . . . . . . . . . . . . . .             182.5
                                                                       ---------

Ratio of Earnings Before Taxes to Fixed Charges . . . . . . .              1.85
                                                                       =========



(a) To achieve a one-to-one coverage, the Corporation would need an additional $55.8 and $1,313.1 million of earnings in 1992 and 1991 respectively.

 * This amount includes approximately $261.2 million interest expense not recorded in the twelve months ended September 30, 1995, $221.9 million interest expense not recorded in the twelve months ended September 30, 1994, $229.6 million, $210.1 million, $204.5 million and $86.0 million of interest expense not recorded for the twelve months ended 1994, 1993, 1992 and 1991, respectively. Reference is made to the Statements of Consolidated Income for the quarterly period ended September 30, 1995, as reported on Form 10-Q and to Note 2 of Notes to Consolidated Financial Statements of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.


** This amount includes $8.6 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for each of the twelve months ended September 30, 1995 and September 30, 1994, respectively. Also included are $8.6 million, $8.6 million, $8.6 million, and $15.5 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for the twelve months ended December 31, 1994, 1993, 1992, and 1991, respectively.